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                                                                EXHIBIT 99.1



ALLEN CONWAY APPOINTED PRESIDENT OF CENVEO RESALE SEGMENT


ENGLEWOOD, Colo., Aug. 30 /PRNewswire-FirstCall/ -- Cenveo(TM), Inc., (NYSE:
CVO - News) one of North America's leading providers of visual
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communications services, today announced that Allen Conway, executive vice president for the resale custom division of Cenveo, has been appointed to the position of president of the Cenveo resale segment doing business as Quality Park. In addition, Bob Hart, current president of the resale segment, has accepted a position as special assistant to the chairman. In his new role, Mr. Hart will be responsible for working with the organization to implement a company-wide quality improvement initiative and to drive execution of key business improvement opportunities. The change will be effective September 1, 2004.

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"This is a win-win situation for Cenveo," said Paul Reilly, chairman, president, and CEO of Cenveo, Inc. "Allen Conway is a life-long veteran of the industry with a tremendous track record of delivering profitable results. We are delighted Bob has postponed his retirement to focus on key strategic initiatives."

Mr. Conway assumes his new role from his most recent position as the executive vice president of the Cenveo resale segment's custom division. Previously, he has held a succession of leadership roles with Cenveo, each with increasing levels of responsibility. Mr. Conway has been with Cenveo and its predecessor companies for 26 years, starting at Discount Labels (now a Quality Park brand) where he began his career inventing production equipment and helped propel the business to becoming America's largest custom label printer.

"I'm honored to have been selected to fill Bob Hart's shoes. He has done a tremendous job positioning the resale segment as one of the top suppliers to the distributor and reseller market," said Allen Conway. "In addition, I look forward to working closely with Bob during the transition period."

About Cenveo

Cenveo, Inc. (NYSE: CVO - News), www.cenveo.com, is one of North America's
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leading providers of visual communications with one-stop services from design through fulfillment. The company is uniquely positioned to serve direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The company's broad portfolio of services and products includes e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In early 2004, Cenveo was voted second place in the printing and publishing category of Fortune Magazine's Most Admired Companies and ranked number five of the Russell 3000 companies on Corporate Governance Quotients by Institutional Shareholder Services. The company is headquartered in Englewood, Colorado.

Cenveo and Vision Delivered are either trademarks or registered trademarks of Cenveo, Inc.

In this prepared release, management may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to; the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition, and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Q and other SEC filings for a more detailed discussion of the risks. None of management's statements in this release will constitute an offer to sell or a solicitation of an offer to buy Cenveo securities.